UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2005

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the appointment of Richard A. Post to the office of Chief Executive Officer and President of the Company, as described in Item 5.02 below, the Company and Mr. Post entered into an Employment Agreement, effective as of April 27, 2005 (the “Post Employment Agreement”).

The Post Employment Agreement is for a one year term and may be terminated by the Company with thirty days’ prior written notice, or by Mr. Post with sixty days’ prior written notice. The Company may renew the agreement by delivering written notice to Mr. Post at least sixty days prior to the expiration of the agreement, in which case, the term of the agreement shall extend for additional one month terms until the second anniversary thereof, unless the Company delivers thirty days’ written notice or Mr. Post delivers sixty (60) days’ written notice of its or his intention not to renew.

Mr. Post is entitled to an annual base salary of $325,000 during the term, and is eligible for a bonus of 65% of his annual base salary in the board’s discretion. In addition, Mr. Post may participate in any benefit plans generally afforded to executive officers of the Company. Mr. Post will also be granted stock options to purchase 200,000 shares of the Company’s common stock, which shall vest during the term in equal installments from the date of grant to the one year anniversary of the agreement, provided that the vesting of such options shall accelerate upon a change of control of the Company. If Mr. Post’s compensation is deemed to be parachute payments under the Internal Revenue Code, then the Company has agreed to make additional payments to him to compensate for his additional tax obligations.

If, during the one year following the termination of employment, Mr. Post complies with the non-competition and non-solicitation provisions of the agreement, any unvested stock options that were granted after the date of the agreement will be deemed to have vested during such one year period as if he was an employee of the Company during that time.

In the event of a change of control of the Company during the term of his employment or at any time during the six month period following such term, Mr. Post is entitled to a lump sum payment equal to two times the sum of his annual base salary plus a bonus of 65% of annual base salary. In addition, if Mr. Post’s employment was terminated prior to a change of control that occurs during the six month period following such termination, any unvested stock options that were granted after the date of the agreement shall vest in full immediately prior to such change of control, assuming Mr. Post complies with the non-compete and non-solicitation provisions of the agreement.

In connection with the resignation of Jeffrey A. Schwartz from his position as Chief Executive Officer and President, as described in Item 5.02 below, the Company and Mr. Schwartz amended and restated Mr. Schwartz’s December 4, 2003 Employment Agreement with the Company, effective April 27, 2005 (as amended and restated, the “Schwartz Employment Agreement”).

The Schwartz Employment Agreement is for a one year term and may be terminated by the Company at any time, or by Mr. Schwartz, with thirty days prior written notice. The Company may renew the agreement by delivering written notice to Mr. Schwartz at least ninety days prior to the expiration of the agreement, in which case, the term of the agreement shall extend for an additional one year term. If the agreement is not renewed, the Company is required to pay Mr. Schwartz his base salary for three months after the expiration of the agreement and to continue his benefits during such period. If the Company terminates Mr. Schwartz’ employment during the term, he is entitled to continue to receive his base salary and benefits until ninety days following the date on which the agreement would have expired by its terms. If, during the longer of (a) the one year following the termination of employment and (b) July 22, 2006, Mr. Schwartz complies with the non-competition and non-solicitation provisions of the agreement, any unvested stock options that held by him on the date of termination will be deemed to have vested during such period as if he was an employee of the Company during that time.

Mr. Schwartz is entitled to an annual base salary of $400,000 during the term, and is eligible for a bonus of 50% of his annual base salary in the board’s discretion. In addition, Mr. Schwartz may participate in any benefit plans generally afforded to executive officers of the Company. If Mr. Schwartz’ compensation is deemed to be parachute payments under the Internal Revenue Code, then the Company has agreed to make additional payments to him to compensate for his additional tax obligations. The agreement also requires the Company to indemnify Mr. Schwartz under certain circumstances.

In the event of a change of control of the Company during the term of his employment or at any time during the six month period following such term, Mr. Schwartz is entitled to a lump sum payment equal to two times the sum of his annual base salary plus a bonus of 50% annual base salary. In addition, if Mr. Schwartz’s employment was terminated prior to a change of control that occurs during the six month period following such termination, any unvested stock options held by Mr. Schwartz on the date of termination shall vest in full immediately prior to such change of control, assuming Mr. Schwartz complies with the non-compete and non-solicitation provisions of the agreement.

In connection with the appointment of Richard Walker to the position of Executive Vice President and Chief Operating Officer, as described in Item 5.02 below, the Company and Mr. Walker amended and restated the January 21, 2003 and July 1, 2003 letter agreements between the Company and Mr. Walker in an Employment Agreement, effective April 27, 2005 (as amended and restated, the “Walker Employment Agreement”).

The Walker Employment Agreement is for a one year term and automatically renews for an additional one year period unless either party notifies the other of its intent not to renew no later than sixty days prior to the expiration of the one year term. If the Company does not renew or terminates Mr. Walker’s employment during the term, Mr. Walker is entitled to twelve months of base salary plus a bonus of 50% of his annual base salary, and to receive benefits for twelve months after such expiration.

Mr. Walker is entitled to an annual base salary of $300,000 during the term, and is eligible for a bonus of 50% of his annual base salary in the board’s discretion. In addition, Mr. Walker may participate in any benefit plans generally afforded to executive officers of the Company. Mr. Walker will also be granted stock options to purchase 100,000 shares of the Company’s common stock, which shall vest, as to 50,000 of the options, on the six month anniversary of the agreement, and thereafter 8,333 of the options shall vest on each monthly anniversary of the agreement, provided that the vesting of such options shall accelerate upon a change of control of the Company. If Mr. Walker’s compensation is deemed to be parachute payments under the Internal Revenue Code, then the Company has agreed to make additional payments to him to compensate for his additional tax obligations.

If, during the one year following the termination of employment, Mr. Walker complies with the non-competition and non-solicitation provisions of the agreement, any stock options granted to Mr. Walker after the date of the agreement will be deemed to have vested during such one year period as if he was an employee of the Company during that time.

In the event of a change of control of the Company during the term of his employment or at any time during the six month period following such term, Mr. Walker is entitled to a lump sum payment equal to two times the sum of his annual base salary plus a bonus of 50% of annual base salary, so long as Mr. Walker agrees, if requested, to continue with the Company or any successor for no longer than ninety days after the change of control. In addition, if Mr. Walker’s employment was terminated prior to a change of control that occurs during the six month period following such termination, any stock options that were granted after the date of the agreement shall vest in full immediately prior to such change of control, assuming Mr. Walker complies with the non-compete and non-solicitation provisions of the agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As announced on April 27, 2005, Jeffrey A. Schwartz resigned as the Company’s Chief Executive Officer and President, effective April 27, 2005. Mr. Schwartz will continue as an employee of the Company as Vice Chairman, and will remain a director of the Company.

Also as announced on April 27, 2005, Richard A. Post, a director of the Company, was appointed as the Company’s Chief Executive Officer and President, effective April 27, 2005.

Mr. Post, 46, has served as a director of Autobytel since February 1999. Mr. Post is currently a private investor. From July 2000 to December 2002, Mr. Post was Managing Partner of Lonetree Capital Partners, a technology investment fund. From June 1998 to July 2000, Mr. Post was Executive Vice President and Chief Financial Officer of MediaOne Group, Inc. and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc. From January 1997 to June 1998, Mr. Post was Vice President and Chief Financial Officer of MediaOne Group, Inc. Mr. Post joined US WEST Financial Services in April 1988 as manager of Corporate Development and was promoted in 1990, first to Executive Director, and then to Vice President, responsible for all Capital Asset Group businesses. From June 1996 to January 1997, he was President of Corporate Development at US WEST, Inc. where he had responsibility for corporate development efforts at US WEST Communications, as well as US WEST, Inc. From December 1995 to June 1996, he served as Vice President of Corporate Development for US WEST Media Group, a division of the former US WEST, Inc. Mr. Post is a member of the board of directors of Arbitron, Inc., an international media and marketing research company.

Please see Item 1.01 for a brief description of the terms of Mr. Post’s employment agreement with the Company.

Finally, as announced on April 27, 2005, Richard A. Walker, Executive Vice President, Corporate Development and Strategy, was appointed as the Company’s Executive Vice President and Chief Operating Officer, effective April 27, 2005.

Richard Walker, 41, joined Autobytel in January 2003 as Senior Vice President, Corporate Development and Strategy, and was promoted to Executive Vice President, Corporate Development and Strategy in July 2003. Previously, Mr. Walker served as Vice President for LoneTree Capital Management, a technology investment fund, from August 2000 to December 2002. Prior to that, Mr. Walker was Vice President, Corporate Development for MediaOne Group, Inc., a multinational broadband and wireless company, from November 1998 until July 2000, where he was responsible for directing several strategic corporate and business development initiatives in the United States and Asia-Pacific. From April 1997 through October 1998 he was Vice President, Business Development for MediaOne, Inc., the domestic broadband operating division of US WEST Media Group and, after June of 1998, MediaOne Group, Inc. From December 1995 until March 1997, he was Executive Director, Corporate Development for US WEST, Inc., a Regional Bell Operating Company, where he supported overall corporate and business development efforts at the two largest operating groups: US WEST Communications and US WEST Media. Mr. Walker originally joined US WEST in December 1990 and held various positions in investor relations, business development, and strategic marketing. Mr. Walker began his career in 1986 as a certified public accountant with Arthur Andersen & Co. in Atlanta, GA. Mr. Walker graduated Magna Cum Laude with a B.S. in Business from the University of Colorado, and an MBA from the University of Denver, Executive Program.

Please see Item 1.01 for a brief description of the terms of Mr. Walker’s employment agreement with the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Employment Agreement, dated April 27, 2005 (Post)

10.2	Employment Agreement, dated April 27, 2005 (Schwartz)

10.3	Employment Agreement, dated April 27, 2005 (Walker)

99.1	Press Release dated April 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and General Counsel

Date: May 2, 2005

EXHIBIT INDEX

10.1	Employment Agreement, dated April 27, 2005 (Post)

10.2	Employment Agreement, dated April 27, 2005 (Schwartz)

10.3	Employment Agreement, dated April 27, 2005 (Walker)

99.1	Press Release dated April 27, 2005